SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): March 6, 2017

CAPNIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36593	77-0523891
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)
1235 Radio Road, Suite 110
Redwood City, CA 94065
(Address of principal executive offices)
(650) 213-8444
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.
As previously disclosed, on March 7, 2017, Capnia, Inc., a Delaware corporation, ("Capnia") completed the previously announced merger (the "Merger") with Essentialis, Inc., a Delaware corporation ("Essentialis") pursuant to the Agreement and Plan of Merger, dated December 22, 2016 (the “Merger Agreement”) by and among Capnia, Essentialis, Company E Merger Sub, Inc., a wholly-owned subsidiary of Capnia ("Merger Sub"), and Neil Cowen, in his capacity as stockholders’ representative. In accordance with the Merger Agreement, Merger Sub was merged with and into Essentialis, with Essentialis as the surviving corporation and wholly-owned subsidiary of Capnia. This Current Report on Form 8-K/A (the “Amended Report”) updates the Current Report on Form 8-K filed on March 8, 2017 (the “Original Report”) to include the audited financial statements of Essentialis and the unaudited pro forma financial information in accordance with Item 9.01 of Form 8-K. No other amendments to the Original Report are being made by the Amended Report.

Item 9.01     Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The audited consolidated financial statements of Essentialis, Inc. for the fiscal years ended December 31, 2016 and 2015 are attached hereto as Exhibit 99.1 and are incorporated by reference into this Item 9.01(a) and made a part hereof.

(b) Pro Forma Financial Information.

The unaudited pro forma financial information of Capnia is attached hereto as Exhibit 99.2 and is incorporated by reference into this Item 9.01(b) and made a part hereof: (i) unaudited condensed combined pro forma balance sheet at December 31, 2016 and notes thereto, and (ii) unaudited condensed combined pro forma statements of operations for the fiscal years ended December 31, 2016 and December 31, 2015 and notes thereto.

(c) Exhibits.

99.1 Audited consolidated financial statements of Essentialis, Inc. for the years ended December 31, 2016 and 2015.
99.2 Unaudited condensed combined pro forma balance sheet at December 31, 2016 and notes thereto, and unaudited condensed combined pro forma statements of operations for the fiscal year ended December 31, 2016 and December 31, 2015 and notes thereto.
99.3 Consent of Independent Auditor

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPNIA, INC.
Date: April 10, 2017
By: /s/ David O’Toole
David O’Toole
Senior Vice President, Chief Financial Officer

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